EXHIBIT 2




[GEOTEXT TRANSLATIONS, INC. LETTERHEAD]





         STATE OF NEW YORK       )        ss
                                 )
                                 )
         COUNTY OF NEW YORK      )




                                  CERTIFICATION



     This is to  certify  that the  attached  translation  is, to the best of my knowledge and belief, a true and accurate  translation from Spanish into English of the attached Financing Offer of Banco Santander Central Hispano,  S.A., dated

September 26, 2006.

                             /s/ Emerson Hoff
                             ----------------
                             Emerson Hoff, Project Manager
                             Geotext Translations, Inc.



Sworn to and subscribed before me

this 18th day of October, 2006.


/s/ Kristin D. Plonka
---------------------

[NOTARY PUBLIC STAMP]


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


[Banco Santander Letterhead]


                                                     Madrid, September 26, 2006




Dear Sirs,

This is with regard to the Bridge Loan Agreement signed on the date hereof between Finanzas Dos, S.A. as Borrower, Acciona, S.A. as Guarantor, and BANCO SANTANDER CENTRAL HISPANO, S.A. as Financing Entity, in an amount of up to
(euro)3,475,000,000, the terms and conditions of which we do not need to reiterate since they are known to the parties.

We hereby inform you of the irrevocable commitment of BANCO SANTANDER CENTRAL HISPANO, S.A. to grant additional bridge financing under the same terms and conditions as those established in the Bridge Loan in question for the purpose of acquiring an additional 10%, along with the expenses associated therewith.

The terms and conditions of this letter are strictly confidential and must not be disclosed or communicated to third parties, with the exception of legal advisers, without the express prior consent of the parties.

This Financing Offer is valid until February 29, 2007.

Yours faithfully,



BANCO SANTANDER CENTRAL HISPANO, S.A.
pp

/s/ Ignacio Dominguez-Adame Bozzano


ACCEPTED AND IN AGREEMENT

Date:.................................


ACCIONA S.A.
pp